UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2011

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-163069	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02.    Termination of a Material Definitive Agreement.

On November 15, 2011, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary, defeased its first mortgage loan (the “Loan”) on the Interior Design Building (the “IDB”), a commercial property located in New York City, in connection with a refinancing of the IDB. The Loan was originated by Deutsche Banc Mortgage Capital, L.L.C. and had an outstanding principal balance of approximately $13.8 million and an interest rate of 6.20%. The Loan was to mature in November 2012. In connection with the Loan’s defeasance, the Company incurred approximately $0.7 million in defeasance fees and related costs which will be reflected as a charge in the Company’s financial statements for the fourth fiscal quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: November 21, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors